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                                                                    Exhibit 23.6



                         BERWIND FINANCIAL GROUP, INC.
                            3000 CENTRE SQUARE WEST
                              1500 MARKET STREET
                            PHILADELPHIA, PA 19102
                                 215) 575-2395










October 27, 1995



Board of Directors
The Citizens' National Bank of Ashland
735 Center Street
Ashland, PA  17921

Gentlemen:

          We consent to the inclusion of our Fairness Opinion as an exhibit to the Community Banks, Inc. Registration Statement on Form S-4.

                                        Very truly yours,



                                        /s/ Berwind Financial Group, L.P.